Exhibit 10.1

HEALTHGATE DATA CORP.

2004 STOCK OPTION & STOCK ISSUANCE PLAN

Initially Adopted March 24, 2004

Amended and Restated June 23, 2004

Approved by Stockholders:  November 3, 2004

HEALTHGATE DATA CORP.
2004 STOCK OPTION & STOCK ISSUANCE PLAN

                                1.  Purpose of the Plan.  HealthGate Data Corp., a Delaware corporation (the “Company”), wishes to advance its interests by encouraging and enabling eligible employees of the Company and other persons affiliated with the Company to acquire stock in the Company, and believes that the granting of stock and stock options (including both “Incentive Stock Options” and “non-ISOs”) will stimulate the efforts of such persons, strengthen their desire to remain with the Company, provide them with a more direct interest in its welfare and assure a closer identification between them and the Company.  In order to provide for the granting of stock and stock options, the Company has adopted this 2004 Stock Option & Stock Issuance Plan (the “Plan”) in furtherance of its objectives with respect to its employees and other persons affiliated with the Company.  As used herein, an “Incentive Stock Option” shall mean an option described in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and, a “non-ISO” shall mean an option (i) in which the fair market value of the stock which may be acquired upon exercise of such option exceeds the limitation for Incentive Stock Options set forth in Section 6 hereof, (ii) which for some other reason does not satisfy the requirements of the Code applicable to Incentive Stock Options; or (iii) which was granted after December 31, 1986, and contains terms that provide that it will not be treated as an Incentive Stock Option.  As used  herein, “Stock Options” shall include both Incentive Stock Options and non-ISOs.

                                2.  Amount of Stock Subject to the Plan.  The total number of shares of Common Stock, par value $0.03 per share, of the Company which may be issued pursuant to stock issuances or sold pursuant to Stock Options granted under the Plan shall not exceed 300,000 shares.  The shares issued or sold under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company.  In the event that any Stock Options granted under the Plan shall terminate or expire for any reason without having been exercised in full, the shares not purchased under such Stock Options shall be again available for Stock Options or stock issuances pursuant to this Plan.  In the event any shares of stock issued under this Plan subject to vesting shall not vest and revert to the Company, such shares shall be again available for Stock Options or stock issuances pursuant to this Plan.

                                3.  Administration.  The Plan shall be administered by the Board of Directors of the Company (the “Board”).  The Board shall have the authority, in its discretion, to issue shares to any person, to grant an Incentive Stock Option to any eligible employee and to grant a non-ISO to any person.  All Stock Options shall be evidenced by written instruments (which need not be uniform). Terms and conditions for stock issuances may be set forth in written stock issuance agreement (which need not be uniform).

                                The Board shall have authority in its discretion to determine the individuals to whom Stock Options shall be granted, the times when they shall receive them, the option price of each Stock Option, the period during which and terms and conditions under which each Stock Option may be exercised, and the number of shares to be subject to each Stock Option.

                                The Board shall have authority in its discretion to determine the individuals to whom stock issuances shall be made, the times when they shall receive them, the consideration of such stock issuance and the terms of such stock issuance (including, without limitation, vesting or rights of repurchase terms), and the number of shares to be subject to each issuance.

                                The Board shall also have authority to construe the respective Stock Options, terms of stock issuances, and this Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine  the terms and provisions not specified in or incorporated with the Plan to be included in the respective Stock Options or stock issuance agreements (which need not be uniform) and to make all other determinations necessary or advisable for administering the Plan.  The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option or stock issuance agreement in the manner and to the extent that it shall deem expedient to carry into effect, and it shall be the sole and final judge of such expediency.  All actions or determinations of the Board shall be by majority vote of its members and the determination of the Board on the matters referred to in this section shall be conclusive.

                                Notwithstanding the foregoing, the Board’s authority as set forth in this Section 3 with respect to matters involving Incentive Stock Options is subject to the express provisions and limitations of this Plan and subject to Section 422 of the Code.

                                4.  Eligibility.  Only employees of the Company shall be eligible to receive Incentive Stock Options hereunder.  A director of the Company who is not also an employee of the Company shall not be eligible to receive Incentive Stock Options hereunder.  Employees, directors, consultants and other persons affiliated with the Company are eligible to receive non-ISO’s and stock issuances hereunder.

                                5.  Restrictions on Incentive Stock Options.  An Incentive Stock Option shall not be granted to any employee, who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined  voting power of all classes of stock of the Company or of its parent or subsidiary corporation, provided, however, that the prohibition of granting Incentive Stock Options to employees owning more than ten percent (10%) of the voting power of the Company or its parent or subsidiary corporation shall not apply if at the time such Incentive Stock Option is granted the price of Incentive Stock Option is at least 110% of the fair market value of the stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.  For the purposes of the preceding sentence, an individual is considered to own the stock directly or indirectly by or for his brothers, sisters, spouse, ancestors and lineal descendants.

                                Notwithstanding any provisions of this Plan, any Incentive Stock Option granted hereunder shall contain all provisions required to be included in the terms of an Incentive Stock Option under Section 422 of the Code.

                                6.  Option Exercise Price and Payment.  The purchase price of Common Stock provided under each Stock Option granted pursuant to the Plan shall be set by the Board and in the case of Incentive Stock Options shall equal or exceed the fair market value of the stock on the date of the granting of the Incentive Stock Option, as determined by the Board and such purchase price shall equal or exceed the par value per share of the Common Stock.  The purchase price (plus the amount of any applicable withholding taxes) shall be paid in full upon each exercise of a Stock Option.  The Board may, in its discretion, provide that the purchase price of Common Stock provided under either an Incentive Stock Option (granted pursuant to the Plan) or non-ISO may be payable with mature stock of the Company (i.e. stock held by the optionee for at least six months).  The proceeds of the sale of stock subject to the Stock Options are to be added to the general funds of the Company and used for its corporate purposes.

                                7.  Period of Incentive Stock Options and Certain Limitations on Rights to Exercise Incentive Stock Options.  Each Incentive Stock Option shall expire no later than ten (10) years from the date of grant of the Incentive Stock Option; provided, however, that except as provided in Sections 9 and 10 hereof, no holder of an Incentive Stock Option may exercise his Incentive Stock Option unless at the time of exercise the holder has been continuously in the employ of the Company since the grant of his Incentive Stock Option.

                                Incentive Stock Options granted hereunder may also include provisions (which need not be uniform) designed to prevent violations of the Securities Act of 1933, and the rules and regulations thereunder, upon the exercise of an Incentive Stock Option or the sale or other disposition of the shares of Common Stock purchased on exercise of an Incentive Stock Option.

                                No holder of any Incentive Stock Option or such holder’s legal representatives, legatees or distributees, as the case may be, will be or will be deemed to be a holder of any shares covered by the Incentive Stock Option unless and until the holder has exercised the Incentive Stock Option as to such shares, paid for such shares in full and received certificates representing such shares.

                                8.  Non-transferability of Incentive Stock Options.  No Incentive Stock Option granted under the Plan shall be transferable otherwise than by will or by the laws of descent and distribution, and an Incentive Stock Option may be exercised during the lifetime of the employee to whom it is granted only by the employee.

                                9.  Termination of Employment.  If the employment of an employee to whom an Incentive Stock Option has been granted terminates for any reason other than by death, the Incentive Stock Option holder may exercise the Incentive Stock Option (to the extent the employee was entitled to do so at the termination of his employment) only at any time and from time to time within ninety (90) days after such termination, but in no event after the expiration of his Incentive Stock Option; provided, however, that if the employment of an employee to whom an Incentive Stock Option has been granted terminates due to the permanent and total disability of such employee, such employee may exercise the Incentive Stock Option (to the extent the employee was entitled to do so at the termination of employment) only at any time and from time to time within one year after such termination, but in  no event after the expiration of his Incentive Stock Option.  Incentive Stock Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company.  Nothing in the Plan or in any Stock Option granted under it shall confer any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate any employment at any time.

                                10.  Death of Holder of Incentive Stock Option.  In the event of the death of the holder of an Incentive Stock Option under the Plan while the holder is employed by the Company or a subsidiary of the Company, the Incentive Stock Option theretofore granted to the holder may be exercised (to the extent the deceased was entitled to do so at the date of death) at any time and from time to time within a period of ninety (90) days after the holder’s death by the person or persons to whom the holder’s rights under said Incentive Stock Option shall pass by will or the laws of descent and distribution, but in no event may such person or persons exercise the Incentive Stock Option after its expiration.

                                11.  Adjustments Upon Changes in Capitalization, Stock Splits, Mergers, Etc.  Notwithstanding any other provisions of the Plan, any Stock Option or any stock issuance agreement, in the event of any stock dividend, recapitalization, merger, sale of all or substantially all of the assets or outstanding equity, consolidation, liquidation, dissolution, split-up, combination or exchange of shares, or similar change in the outstanding Common Stock of the Company by reason of the foregoing or similar transactions (in each case a “Transaction”), the Board may make appropriate provisions, adjustments and amendments relating to the Plan outstanding Stock Options and stock issuances, including, without limitation adjustments and amendments to (i) adjust the aggregate number and class of shares available under the Plan, (ii) adjust the number and class of shares subject to each outstanding Stock Option and stock issuance, (iii) adjust the Stock Option exercise prices, (iv) substitute the consideration payable to the Company’s stockholders for each share of Company stock in a Transaction (or other consideration of similar value as determined by the Board) (“Stockholder Consideration per Share”) for each share of stock issuable upon exercise of a Stock Option or issued pursuant to a stock issuance agreement, (v) terminate outstanding Stock Options in exchange for a cash payment or other consideration equal to the excess of the Stockholder Consideration per Share over the Stock Option exercise price and (vi) terminate unvested shares subject to outstanding stock issuance agreement in exchange for the Stockholder Consideration per Share.  The provisions, adjustments and amendments made by the Board pursuant to this Section 11 shall be binding and conclusive.

12.           General Provisions concerning Stock Issuances.

                                                (a)           Shares of Common Stock may be issued under stock issuances through direct and immediate issuances without any intervening option grants.  Such stock issuances may be evidenced by a stock issuance agreement, which may include one or more of the following terms and conditions: purchase price, consideration (including cash or services), vesting (either fully and immediately vested upon issuance or vesting in one or more installments over the participant’s period of service or upon attainment of specified performance objectives), the effect which death, Disability or other event is to have upon the vesting schedule, and the Company’s repurchase rights (if any).

                                (b)           Unless otherwise expressly provided in the stock issuance agreement, the participant shall have full stockholder rights with respect to any shares of common stock issued under a stock issuance agreement, whether or not the participant’s interest in those shares is vested. Accordingly, the participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                                (c)           Vesting.  Should the participant cease to remain in service while holding one or more unvested shares of common stock issued under this Plan or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Company for cancellation, and the participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the participant for consideration paid in cash or cash equivalent, the Company shall repay to the participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the participant attributable to such surrendered shares.

                                (d)           Escrow/Stock Legends.  Unvested shares may, in the Company’s discretion, be held in escrow by the Company until the participant’s interest in such shares vests or may be issued directly to the participant with restrictive legends on the certificates evidencing those unvested shares.

13.  Amendment and Termination.  Unless the Plan shall have been terminated as hereinafter provided, the Plan shall terminate ten years from adoption and no Stock Option under it shall be granted thereafter nor shall any stock issuances be granted thereafter.  The Board at any time prior to that date may terminate the Plan, or make such changes in it and additions or amendments to it as the Board shall deem advisable; provided, however, that any change in or addition or amendment to the Plan which shall

(a)   increase the aggregate number of shares of Common Stock of the Company which may be issued and sold upon the exercise of Incentive Stock Options granted pursuant to the Plan, or

(b)   reduce the minimum purchase price per share of Common Stock purchasable under any Incentive Stock Option granted pursuant to the Plan, shall be subject to approval by the stockholders of the Company within one year after its adoption or the same shall become null and void.

                                No termination or amendment of the Plan may, without the consent of the holder of any Stock Option then outstanding, adversely affect the rights of such holder under the Stock Option.

                                14.  Effectiveness of the Plan.  The Plan shall become effective upon shareholder approval (a majority vote of the shares of Common Stock of the Company present and voting  at a duly called stockholders meeting) and shall remain effective until terminated as provided in Section 13 hereof.

                                Any Incentive Stock Option granted pursuant to the Plan prior to the approval thereof by the stockholders of the Company shall be granted subject to such approval, and if such approval is not obtained within one (1) year after the date of grant, such Incentive Stock Option shall become null and void.

                                Any Incentive Stock Option granted pursuant to the Plan after the adoption by the Board of any amendment to the Plan which is required by the provisions of Section 13 above to be approved by the stockholders of the Company and which could not have been granted but for such amendment shall, if granted before such approval is obtained, be granted subject to the obtaining of such approval, and if such approval is not obtained within one (1) year after the adoption of such amendment by the Board, such Incentive Stock Option shall become null and void.

                                15.  Limitations on non-ISOs.  At the discretion of the Board of Directors, non-ISOs granted hereunder may contain some, all or none of the limitations described in Sections 5, 7, 8, 9 and 10, or other limitations.

                                16.  Captions; Gender.

                                                (a)           The heading, titles or captions of the sections of this Plan are inserted only to facilitate reference, and they shall not define, limit, extend or describe the scope or  intent of the Plan or any provision hereof, and they shall not constitute a part hereof or affect the meaning or interpretation of this Plan or any part hereof.

                                                (b)           Use herein of any gender shall be deemed to include all genders when appropriate, and use of the singular number shall be deemed to include the plural when appropriate, and vice versa in each instance.

HEALTHGATE DATA CORP.

[Corporate Seal]	By:	/s/ William S. Reece
William S. Reece
President and Chief Executive Officer